EXHIBIT 1

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all of the undersigned that the Amendment No. 1 to Schedule 13G filed on or about this date with respect to the beneficial ownership by the undersigned of shares of Class A common stock, $.01 par value per share, of Crown Media Holdings, Inc., is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:      February 11, 2004


                                            General Motors Corporation



                                            By:   /s/ Warren G. Andersen
                                                 -------------------------------
                                            Name:  Warren G. Andersen
                                            Title: Assistant General Counsel


                                            Hughes Electronics Corporation



                                            By:    /s/ Larry D. Hunter
                                                  ------------------------------
                                            Name:  Larry D. Hunter
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


                                            DIRECTV Enterprises, LLC



                                            By:    /s Robin N. Rogers
                                                 -------------------------------
                                            Name:   Robin N. Rogers
                                            Title:  Vice President



                             [SIGNED IN COUNTERPART]


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